Exhibit (a)(6)




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                                                           PRESS RELEASE
                                                           FOR IMMEDIATE RELEASE



Sutter Capital Management, LLC
150 Post Street, Suite 320
San Francisco, California 94108

                                December 13, 2001

Offer for units of limited partnership interest ("Units")

SUTTER CAPITAL MANAGEMENT, LLC and its affiliates (collectively the "Purchasers") have extended the expiration date for their tender offer to purchase Units of the following Partnerships through December 31, 2001, and as of the date hereof the Purchasers have received and accepted the number of Units of each Partnership set forth by its name:

          Partnership                        Units Tendered to Date

          CNL Income Fund, Ltd.                       375
          CNL Income Fund II, Ltd.                     33.5
          CNL Income Fund III, Ltd.                    88
          CNL Income Fund IV, Ltd.                     26
          CNL Income Fund V, Ltd.                      63
          CNL Income Fund VI, Ltd.                      8
          CNL Income Fund VII, Ltd.                     0
          CNL Income Fund VIII, Ltd.               10,000
          CNL Income Fund IX, Ltd.                      0
          CNL Income Fund X, Ltd.                   1,175
          CNL Income Fund XI, Ltd.                    400
          CNL Income Fund XII, Ltd.                 5,500
          CNL Income Fund XIII, Ltd.                5,800
          CNL Income Fund XIV, Ltd.                   600
          CNL Income Fund XV, Ltd.                  3,929
          CNL Income Fund XVI, Ltd.                 1,200
          CNL Income Fund XVII, Ltd.                    0
          CNL Income Fund XVIII, Ltd.                   0

     For further information, contact Robert E. Dixon at the above address.